Exhibit 99.2

CONSENT OF SANJ K. PATEL

In accordance with Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to being named in the Registration Statement on Form S-4 filed by Trimeris, Inc. (“Trimeris”) with the Securities and Exchange Commission on July 12, 2011, and all supplements and amendments thereto (the “Registration Statement”), as a person about to become a director of Trimeris effective upon the completion of the merger as described in the Registration Statement.

/s/ Sanj K. Patel
Name: Sanj K. Patel Date: July 12, 2011